Exhibit 5.2

Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219 Mailing Address Post Office Box 27828 Richmond, VA 23261 T (804) 771.5700 F (888) 360.9092 kaufCAN.com

March 17, 2023

To certain Purchasers (as defined below) signatory to the Agreement (as defined below)

and

Maxim Group LLC

300 Park Ave, 16th Floor

New York, NY 10022

Re: Recon Technology, Ltd

Dear Sirs:

We are U.S. counsel to Recon Technology, Ltd, a Cayman Islands corporation (the “Company”), in connection with the registration and offering of 8,827,500 Class A ordinary shares of the Company, $0.0925 par value per share (the “Ordinary Shares”, such shares offered therein the “Shares”), warrants (“Ordinary Shares Warrants”) to purchase 10,002,500 Ordinary Shares of the Company, and pre-funded warrants (the “Pre-Funded Warrants”, collectively with the Ordinary Shares Warrants, the “Warrants”) to purchase 1,175,000 Ordinary Shares (the Ordinary Shares underlying the Warrants, the “Warrant Shares”; the Shares, Warrants, and the Warrant Shares are collectively referred to as the “Securities”) pursuant to a Securities Purchase Agreement, dated March 15, 2023 (the “Agreement”) by and among the Company and the purchasers of the Securities signatory thereto (the “Purchasers”). This opinion letter is being delivered pursuant to Section 2.2(a) of the Agreement. Unless otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

We have also participated in the preparation of a Registration Statement initially filed on Form F-3 (file number 333-268657) that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on December 2, 2022, (“Registration Statement”), the statutory prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated March 15, 2023 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with rendering our opinion as set forth below, we have reviewed and examined the following:

1. A copy of the Company’s Third Amended and Restated Articles of Association filed in the Cayman Islands on April 7, 2021;

2. A copy of the Company’s Third Amended and Restated Memorandum of Association of the Company filed in the Cayman Islands on April 7, 2021;

3. The Registration Statement;

4. The Prospectus;

Maxim Group LLC

March 17, 2023

5. A copy of the written resolutions of the Board of Directors of the Company dated March 13, 2023;

6. An electronic copy of the Registration Statement as provided on or about the date of this opinion;

7. A copy of an Officer’s Certificate of the Company dated March 17, 2023 (“Officer’s Certificate”);

8. A copy of the Placement Agency Agreement between the Company and Maxim Group LLC;

9. The Agreement;

10. The Warrants, as executed by the Company;

11. The Lock-Up Agreements, as executed by the Company and its officers and directors; and

12. Such other documents and laws as we consider necessary as a basis for giving this opinion.

Item (8) – (12) above are referred to below as the “Transaction Documents.”

The following opinion is given only as to matters of U.S. securities law and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than the U.S. We have assumed that there is nothing under any law (other than the laws of the Cayman Islands) which would affect or vary the following opinion. We offer no opinion in relation to any representation or warranty given by any party to the Transaction Documents save as specifically hereinafter set forth. This opinion is strictly limited to the matters stated in it, does not apply by implication to other matters, and only relates to (1) those circumstances or facts specifically stated herein and (2) the laws of the U.S., as they respectively exist at the date hereof.

In giving this opinion we have assumed, without independent verification:

(a) the genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, the conformity of all copy documents or the forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete;

(b) that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such copy minutes or resolutions were duly passed and are in full force and effect and that all factual statements made in such resolutions, the Officer's Certificate and any other certificates and documents on which we have relied are true and correct (and continued to be true and correct);

(c) that the minute book, registers, resolutions, certificates and records of the Company are true, complete, accurate and up to date;

(d) the accuracy of all representations, warranties and covenants as to factual matters made by the parties to the Transaction Documents; and

(e) that there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) biding on the Company or on any other party prohibiting it from entering into and performing its obligations.

Maxim Group LLC

March 17, 2023

Based upon the foregoing and in reliance thereon, it is our opinion that:

(i)             The Transaction Documents have each been duly delivered by the Company, to the extent that delivery is governed under New York law.

(ii)            To our knowledge, all issued and outstanding securities of the Company were not issued in violation of the preemptive rights of any shareholder of the Company arising by operation of law, the Articles of Association or the Material Agreements, as defined herein. To our knowledge, the offers and sales of the Company’s outstanding securities were at all relevant times either registered under the Securities Act or exempt from such registration requirements. Since the date of the Agreement, except as set forth in the Company’s disclosure schedule delivered in connection with the Agreement, there has been no change in the Ordinary Shares of the Company except for subsequent issuances, if any, pursuant to the Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Base Prospectus or the Prospectus Supplement or pursuant to the exercise, conversion or vesting of convertible securities, warrants, options or restricted stock units referred to in the Base Prospectus or Prospectus Supplement. To our knowledge, except as reflected in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, there is no outstanding option, warrant, restricted stock unit or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any Ordinary Shares of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company.

(iii)            To our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, or to be filed or incorporated by reference as exhibits to the Registration Statement under the Act that are not described or filed (such contracts or documents as are so filed or incorporated by reference, the “Applicable Exhibits”).

(iv)           To our knowledge, except as disclosed in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, there are no preemptive or other similar rights or any restriction upon the voting with respect to the outstanding Ordinary Shares of the Company and the Shares.

(v)            With respect to the sale and issuance of the Securities by the Company, there are no preemptive rights or similar rights pursuant to the Company’s Certificate of Incorporation or Memorandum & Articles of Association, and, to our knowledge, no Person has any contractual, written preemptive rights or similar rights that have not otherwise been waived.

(vi)           The Shares and the Warrants conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Base Prospectus, and the Prospectus Supplement. The form of certificate to evidence the Shares complies in all material respects with all applicable statutory and contractual requirements, with any applicable requirements of the Company’s Certificate of Incorporation or Memorandum & Articles of Association of the Company and the requirements of the Nasdaq Capital Market LLC.

(vii)          To our knowledge, except as disclosed in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Transaction Documents, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or the offering contemplated thereby that have not otherwise been waived.

(viii)         The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated therein and performance by the Company of its obligations thereunder will not violate or conflict with (a) the organizational documents of the Company, (b) any Material Agreement (other than any violation of or conflict with any financial tests and covenants set forth therein, as to which we express no opinion) or (c) any court or administrative order of the United States to which the Company is a named party and which is known to us; or (d) to our knowledge, any existing law, rule or regulation promulgated by the United States, the State of New York, or Nasdaq Capital Market LLC, or any federal, statute, law, rule or regulation applicable to the Company, or give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation of any lien, encumbrance, security interest, claim, or charge upon any property or assets of the Company under any Material Agreement as such would cause a Material Adverse Effect.

Maxim Group LLC

March 17, 2023

(ix)            No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body that is normally applicable to the transactions of the type contemplated by the Transaction Documents is required to be obtained by the Company under applicable law in connection with the issuance and sale of the Securities or the authorization, execution, delivery or performance of the Agreement by the Company or the consummation by the Company of the transactions contemplated thereby, except (A) approval for listing of the Shares and Warrant Shares on the Nasdaq Capital Market LLC; (B) any approvals required by FINRA, (C) such as may be required under the Securities Act, foreign securities regulatory authority and state securities or Blue Sky laws in connection with the issuance and sale of the Securities, and (D) the filing of a Form D under the Securities Act with respect to the Warrants.

(x)             To our knowledge, there is no action, suit, proceeding or other investigation, before any court or before or by any public body or board pending or threatened against the Company or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors or employees), of the Company or its Subsidiaries, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Registration Statement, the Base Prospectus, and the Prospectus Supplement and is not so disclosed. We confirm to you that we are not representing the Company in any pending litigation in which the Company is a named defendant that challenges the validity or enforceability of the Transaction Documents, or seeks to enjoin the performance of the Transaction Documents.

(xi)            The Registration Statement, the Base Prospectus, and the Prospectus Supplement and each amendment or supplement thereto (except for the financial statements and schedules and other financial data included therein, as to which we expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and the documents incorporated by reference in the Registration Statement, the Base Prospectus, and the Prospectus Supplement and any further amendment or supplement to any such incorporated document made by the Company (except for the financial statements and schedules and other financial data included therein, as to which we express no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(xii)           The Registration Statement was declared effective under the Securities Act on November 26, 2019 and to our knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated by the Commission. A Base Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 13, 2019 and the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) under the Securities Act on June 14, 2021, within the time period required by such Rule 424(b).

(xiii)          The Shares and the Warrant Shares have been approved for listing on the Nasdaq Capital Market LLC, subject to notice of issuance.

(xiv)          The Company’s Ordinary Shares has been approved for listing on the Nasdaq Capital Market LLC.

(xv)           The Company is not required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xvi)          To our knowledge, the Company satisfies the eligibility requirements set forth in part I(A) of Form F-3 and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to General Instruction I.B.5 of Form F-3.

(xvii)         Based in part upon the representations of the Purchasers contained in the Transaction Documents, the Warrants and the Warrant Shares may be issued to the Purchasers without registration under the Securities Act. To our knowledge, the Company has not, within the six months prior to the date hereof, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of the sales of any such securities under the Securities Act.

Maxim Group LLC

March 17, 2023

The foregoing opinions are subject to the following reservations and qualifications:

1. Our opinions above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

2. We neither express nor imply any opinion as to any representation or warranty given by the Company in the Transaction Documents as to its capability (financial or otherwise) to undertake the obligations assumed by it under the Transaction Documents.

We were not engaged to and are not opining as to factual matters, and the character of determinations involved in the registration process is such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus. During the course of the Company’s preparation of the Registration Statement and the Base Prospectus and/or the Prospectus Supplement, we have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Placement Agent. While this firm has not independently verified the accuracy, completeness or fairness of the statements made in or incorporated by reference into the Registration Statement, the Base Prospectus or the Prospectus Supplement and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Registration Statement, the Base Prospectus or the Prospectus Supplement, we confirm that no facts have come to our attention that caused us to believe that (i) the Registration Statement, as of its effective date, and the Base Prospectus, as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (ii) the Prospectus Supplement, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, we express no view, regarding the financial statements and the supporting schedules and other financial information or data derived therefrom included or incorporated by reference therein or any statistical or accounting data included in, excluded from or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement).

This opinion is addressed to the parties above in connection with the Transaction Documents and may not, without our prior written consent, be disclosed to and relied upon by any other person (and any person who participates in the Transaction Documents pursuant to a valid and legally binding assignment), except for disclosure to persons who in the ordinary course of your business have access to your records on the basis that they will make no further disclosure, or filed with any person or quoted or referred to in a public document.

Very truly yours,

/s/ Kaufman & Canoles, P.C.

KAUFMAN & CANOLES, P.C.